Exhibit 13(b)

EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ellen M. Needham, President, and I, Bruce S. Rosenberg, Treasurer, of State Street Master Funds (the “Trust”), each certify, to the best of my knowledge and belief, that:

1.	This Form N-CSR filing of the Trust for the period ended December 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ellen M. Needham

Ellen M. Needham

President (Principal Executive Officer) of State Street Master Funds

Date:	March 8, 2023

By:	/s/ Bruce S. Rosenberg

Bruce S. Rosenberg

Treasurer (Principal Financial and Accounting Officer) of State Street Master Funds

Date:	March 8, 2023